Exhibit 99.1

Knightscope Completes Acquisition of CASE Emergency Systems

Public Safety Innovator Accelerates Growth Nationwide

MOUNTAIN VIEW, Calif., October 20, 2022 -- Knightscope, Inc. (Nasdaq: KSCP) (“Knightscope” or the “Company”), a leading developer of autonomous security robots, today announced it has completed its acquisition of CASE Emergency Systems (“CASE”).

“We look forward to collaboratively working with our new incoming clients to overhaul our Nation’s public safety infrastructure beginning with the 7,000+ blue light towers and emergency call box devices already in network. Our country needs superhuman capabilities to fight crime and become the safest country in the world. Autonomy, robotics, 5G, solar, A.I. and electric vehicles can make a positive change to the country’s law enforcement and security apparatus, providing officers and guards unprecedented capabilities to better secure the places you live, work, study and visit,” said William Santana Li, chairman and chief executive officer of Knightscope, Inc.

The acquisition is planned to contribute to Knightscope’s sales strategy, given CASE’s relationships with numerous key clients, including but not limited to, New York Police Department (NYPD), New York City Fire Department (FDNY), San Bernardino County Transportation Commission (SBCTC), San Luis Obispo Council of Governments (SLOCOG), Ventura County Transportation Commission (VCTC), and Orange County Transportation Authority (OCTA). These relationships and numerous others will compliment and strengthen Knightscope’s growing autonomous security robot business with a comprehensive product portfolio and broadened physical footprint.

About Knightscope

Knightscope is an advanced security technology company based in Silicon Valley that builds fully autonomous security robots that deter, detect and report. Knightscope’s long-term ambition is to make the United States of America the safest country in the world. Learn more about the Company at www.knightscope.com. Follow Knightscope on Facebook, Twitter, LinkedIn and Instagram.

Forward-Looking Statements

This press release may contain ”forward-looking statements” about Knightscope’s future expectations, plans, outlook, projections and prospects, including statements regarding the closing and related benefits of the acquisition of CASE. Such forward-looking statements can be identified by the use of words such as ”should,” ”may,” ”intends,” ”anticipates,” ”believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” ”proposes” and similar expressions. Although Knightscope believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Readers are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in Knightscope’s Annual Report on Form 10-K for the year ended December 31, 2021. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope does not undertake any duty to update any forward-looking statements except as may be required by law.

Public Relations:

Stacy Stephens

Knightscope, Inc.

(650) 924-1025

Corporate Communications:
IBN (InvestorBrandNetwork)

Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com

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